EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is entered into as of the 31st day of October, 1996 between William F. Lischak ("Employee") and Overseas Filmgroup, Inc., a Delaware corporation (the "Company").

         WHEREAS, pursuant to an Agreement of Merger, dated as of July 2, 1996, by and among Entertainment/Media Acquisition Corporation ("EMAC"), Overseas Filmgroup, Inc. (the "Disappearing Corporation"), Robert B. Little and Ellen Dinerman Little, as amended by that certain Amendment to Agreement of Merger dated as of September 20, 1996 by and among the same parties (as so amended, the "Merger Agreement"), the Disappearing Corporation has been merged with and into EMAC (the "Merger"), with EMAC being the surviving corporation which was renamed "Overseas Filmgroup, Inc." at the effective time of the Merger; and

         WHEREAS, Employee has been Chief Operating Officer and Chief Financial Officer of the Disappearing Corporation, an entertainment company engaged in the business of, among other things, motion picture distribution, for more than five years, and, during such period Employee served in such positions, Employee was a loyal and dedicated officer and employee of the Disappearing Corporation, devoting his time and energies to the success of the Disappearing Corporation; and

         WHEREAS, Employee possesses special skills, knowledge, abilities and experience unique to the Company's business and possesses an intimate knowledge of the operations of the Disappearing Corporation which the Company deems valuable and desirous of maintaining; and

         WHEREAS, a condition to consummation of the Merger was that the Company, as the surviving corporation in the Merger, and Employee enter into this Agreement as of the date that the Merger becomes effective; and

         WHEREAS, Employee and the Company desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of Employee with the Company during the Term (as defined below).

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties to this Agreement hereby agree as follows:

1.       SERVICES.

         1.1 Employment. During the Term (as defined below), the Company hires Employee to serve as Chief Operating Officer and Chief Financial Officer of the Company and to perform such other services as the Company or its Affiliates may from time to time reasonably request consistent with Employee's position and duties with the Company and Employee's stature and experience (the "Services"). Employee agrees to perform such Services in a competent and professional manner, consistent with the skills to be possessed by a senior executive in Company's business. Employee shall comply with all of the reasonable and customary employment policies of the Company and its Affiliates. For purposes of this Agreement, "Affiliates" shall mean, as to any person, any other person controlled by or under common control with (or, where applicable, controlling), directly or indirectly, such person; and "person" shall mean any individual, corporation, partnership, limited liability company, joint venture,

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association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof, or any other entity.

         1.2 Location. During the Term, Employee's Services shall be performed principally in Los Angeles, California or elsewhere in the western Metropolitan Los Angeles area. In addition, the Services may be performed by Employee from time to time on a temporary travel basis at such other locations as Company shall reasonably request consistent with its reasonable business needs.

         1.3 Reporting Requirements. During the Term, Employee shall report to the persons holding the positions of Co-Chief Executive Officers of the Company (or the person holding the position of Chief Executive Officer if such office is not shared by two persons), the Board of Directors and the Executive Committee thereof. During the Term, no person shall be interposed between Employee and the persons holding the positions of Co-Chief Executive Officers (or the person holding the position of Chief Executive Officer if such office is not shared by two persons). Employee agrees to comply with Section "V" of the Company's Operating Guidelines attached hereto as Exhibit "A."

         1.4 Offices. The Company, in its discretion, may from time to time during the Term appoint Employee to one or more additional offices of the Company or its Affiliates and elect Employee to the Board of Directors of the Company, such subsidiaries or Affiliates. Employee agrees to accept such offices if consistent with Employee's stature and experience and with the type of offices with the Company held by Employee.

         1.5 Term. The term of Employee's employment under this Agreement (the "Term") shall commence at the effective time of the Merger on the date first written above (the "Effective Date") and shall end on October 30, 2001 unless sooner terminated in accordance with the provisions of this Agreement. For purposes of this Agreement, "Employment Year" shall mean each twelve month period during the Term commencing on October 31, and ending on October 30, of the following year.

         1.6 Exclusivity. During the Term, the Services shall be rendered on a full-time basis during normal working hours. During the Term of this Agreement and of Employee's employment by the Company, all Services of Employee shall be exclusive to the Company and its Affiliates and, among other things, Employee shall not, directly or indirectly, (i) engage in any business for his own account which is competitive with the businesses of the Company or Company's Affiliates (collectively, "Competitive Business") so long as Company or Company's Affiliates (as the case may be) continue to engage in such business;
(ii) enter the employ of, or render any services to, any person engaged in a Competitive Business; (iii) become interested in a Competitive Business in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or
(iv) induce any customer or supplier of Company or Company's Affiliates to terminate its relationship with Company or Company's Affiliates (as the case may be). Notwithstanding anything to the contrary stated in this Agreement, Employee may acquire and/or retain, as an investment, and take customary actions (including the exercise or conversion of any securities or rights) to maintain and preserve Employee's ownership of any one or more of the following (provided such actions, other than passive investment activities, do not unreasonably interfere with Employee's Services hereunder): (i) securities of any corporation that are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that are publicly traded as long as Employee is not part of any control group of such corporation and, in the case of public corporations in Competitive Businesses, such securities do not constitute more than five percent of the outstanding voting power of that public company; (ii) any securities of a partnership, trust, corporation or other person so long as Employee remains a passive investor in that entity and so long as such entity is not, directly or indirectly, in

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competition with the Company or its Affiliates; (iii) securities or other interests now owned or controlled, in whole or in part, directly or indirectly, by Employee in any corporation or other person and which are identified on
Schedule 1.6 hereto; and (iv) securities of the Company or any of its Affiliates. Nothing in this Agreement shall be deemed to restrict Employee's ability to render on-going consultation to the entities listed on Schedule 1.6 hereto provided such consultation does not unreasonably interfere with Employee's services hereunder.

         1.7 Confidentiality. Employee acknowledges that in furnishing his Services to the Company, he will, through the Term, come into close contact (and through services provided to the Disappearing Corporation has come into close contact) with many confidential affairs of the Company, including confidential information about costs, profits, sales, pricing policies, operational methods, and other confidential information not readily available to the public (the "Confidential Materials"). In recognition of the foregoing, Employee covenants and agrees that Employee will keep secret all material confidential matters of the Company and its Affiliates and will not intentionally disclose any material Confidential Materials to anyone outside the Company and its Affiliates during or after the Term except in the course of rendering the Services or with the Company's written consent. For purposes of this Agreement, the term "Confidential Materials" does not include information which at the time of disclosure has previously been made generally available to the public by any means other than the wrongful act of Employee in violation of this Section 1.7. Employee may use and disclose Confidential Materials to the extent necessary to assert any right or defend against any claim arising under this Agreement, to assert any right or defend against any claim pertaining to Confidential Materials or their use, to comply with any applicable statute, constitution, treaty, rule, regulation, ordinance or order, whether of the United States, any state thereof, or any other jurisdiction applicable to Employee after giving prior notice to the Company (time permitting), or if Employee receives a request to disclose all or any part of the information contained in the Confidential Materials under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body or agency, whether of the United States or any state thereof, or any other jurisdiction applicable to Employee after giving prior notice to the Company (time permitting). Employee will deliver promptly to the Company on termination of the Term or at any other time Company may so request, at Company's expense, all confidential memoranda, notes, records, reports and other documents (and all copies thereof) relating to Company's and its Affiliates' business, which Employee obtained while employed by, or otherwise serving or acting on behalf of, Company, or which Employee may then possess or have under his control; provided, however, that Employee may maintain a copy of such documents to the extent necessary to assert any right or defend against any claim arising under this Agreement; provided further, that Employee shall promptly return such materials to the Company when it is no longer necessary for Employee to maintain such materials in accordance with the foregoing proviso.

         1.8 Indemnification. The Company shall indemnify Employee to the fullest extent allowed by applicable law. Without limiting the foregoing, Employee shall be entitled to the benefit of the indemnification provisions contained on the date hereof in the Bylaws of the Company and any applicable Bylaws of any Affiliate, notwithstanding any future changes therein, and Employee shall also be entitled to the benefit of the Indemnification Agreement attached hereto as Exhibit "B" which shall be entered into between the Company and Employee concurrently with the execution of this Agreement. During the Term, Employee shall also be entitled to the protection of any insurance policies the Company or any of its Affiliates may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses whatsoever incurred or sustained by Employee or his legal representatives in connection with any action, suit or proceeding to which Employee (or his legal representatives or other successors) may be made a party by reason of Employee being or having been a director or officer of

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the Company or any of its Affiliates or Employee serving or having served any other enterprises as a director, officer or employee at the request of the Company.

2.       COMPENSATION; BENEFITS; EXPENSES.

         As compensation and consideration for all Services provided by Employee during the Term pursuant to this Agreement, the Company agrees to pay to Employee the compensation set forth below.

         2.1 Fixed Annual Compensation. During the Term, the Company shall pay to Employee salary ("Fixed Annual Compensation") at the rate of $175,000 per annum for the first two Employment Years, $200,000 per annum for the third and fourth Employment Years and $225,000 per annum for the fifth Employment Year. Fixed Annual Compensation payable to Employee by the Company hereunder shall be paid at such times and in such amounts as the Company may designate in accordance with the Company's usual salary practices, but in no event less than once monthly.

         2.2 Annual Bonus. During each Employment Year during the Term, Employee shall be entitled to a bonus of $50,000 (the "Annual Bonus") payable to Employee in four equal installments of $12,500 with the first installment payable on the first day of the first full month of the Employment Year and the remaining installments paid each three months thereafter. During the Term, Employee shall also be entitled to such additional bonus, if any, as may be granted to Employee by the Company's Board of Directors (with Employee abstaining from any vote thereon) or compensation or similar committee thereof in the Board's (or such committee's) sole discretion based upon Employee's performance of his Services under this Agreement.

         2.3 Stock Options. During the Term, Employee shall be entitled to stock options ("Options"), if any, only if granted by the Board of Directors of the Company or appropriate committee of the Board of Directors of the Company.

         2.4 Employee Benefits. In addition to the foregoing, during the Term, the Company agrees as follows:

             2.4.1 To provide Employee with an automobile allowance of $1,200 per month during the Term ("Automobile Benefits").

             2.4.2 During the Term, to include Employee and his eligible dependents in any group hospital, surgical, officer's medical reimbursement and medical and dental benefit plans of Company which the Company maintains for the benefit of its general employees ("Health Insurance Benefits"); provided, however, that the Company shall not be obligated to provide Employee's eligible dependents any such Health Insurance Benefits which the Company is not also providing to the eligible dependents of its general employees.

             2.4.3 Employee shall be entitled for each Employment Year during the Term to an aggregate of four weeks of vacation with full pay. Such vacation shall be taken at such time or times during the applicable year as may be determined by Employee subject to the Company's business needs ("Vacation Benefits"). Employee shall be entitled to accrue vacation (beginning with any vacation after December 31, 1995) and/or be paid therefor in accordance with the Company's policies with respect thereto applicable to the Company's general employees. Employee shall also be entitled for each Employment Year during the Term to take a leave of absence of up to five business days (with full pay) if required due to a serious illness in Employee's family.

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             2.4.4 Employee shall be entitled to reimbursement of all
reasonable legal fees and expenses incurred in connection with the negotiation, execution and delivery of this Agreement up to a maximum aggregate amount of $5,000.

             2.4.5 In addition to any life insurance benefits or insurance coverage provided to Employee through any group plan of the Company or its Affiliates, the Company during the Term shall provide Employee with life insurance (from a reputable and financially-sound carrier of national standing which is acceptable to Employee) providing the maximum amount of life insurance benefits to Employee that are available under a life insurance policy with an annual premium of $5,000 ("Life Insurance Benefits"). Employee shall be entitled to name the beneficiary or beneficiaries of such policy. The Company shall pay such annual premium of $5,000 directly to the insurance company; provided, however, that Employee reserves the right (either before or after the Company obtains such life insurance policy) to require the Company to pay directly to Employee the premiums for such policy (and to assign the policy to Employee if the Company has already obtained such policy) so that Employee owns the policy and Employee makes the premium payments. In the event of a payment on such policy during the Term, the Company will be paid its premium investment in such policy from the policy benefits. Employee may supplement or increase such insurance coverage by paying additional premiums in excess of the $5,000 annual premium to be paid by the Company. Upon expiration (or earlier termination) of the Term, Employee shall have the right to require the Company to assign any rights it may have in such life insurance policy to Employee. Employee agrees that the Company may secure additional insurance on Employee's life for the benefit of the Company, and Employee shall cooperate with the Company (including taking such physical exams as an insurance carrier reasonably requests) in connection with obtaining such insurance.

             2.4.6 In addition to any disability benefits or insurance coverage provided to Employee through any group disability plan of the Company or its Affiliates, as well as in addition to any social security or workers' compensation benefits provided to Employee, the Company during the Term shall provide Employee with disability insurance with one or more substantial carriers providing the maximum amount of disability benefits to Employee that are available under a disability policy with an annual premium of $2,500 ("Disability Insurance Benefits"). The Company shall pay such annual premium of $2,500 directly to the insurance company; provided, however, that Employee reserves the right (either before or after the Company obtains such disability insurance policy) to require the Company to pay directly to Employee the premiums for such policy (and to assign the policy to Employee if the Company has already obtained such policy) so that Employee owns the policy and Employee makes the premium payments. Employee may supplement or increase such insurance coverage by paying additional premiums in excess of the $2,500 annual premium to be paid by the Company. Upon expiration (or earlier termination) of the Term, Employee shall have the right to require the Company to assign any rights it may have in such disability insurance policy to Employee.

         The foregoing Health Insurance Benefits, Automobile Benefits, Life Insurance Benefits, Disability Insurance Benefits, and Vacation Benefits shall be hereinafter referred to as "Special Benefits".

         2.5 Additional Benefits. Without limiting any other provision hereof, Employee shall be entitled to participate during the Term in any profit-sharing, pension, health, insurance or other plans (including 401(k) plans), benefits or policies available generally to the senior executive employees of Company and not duplicative of those provided herein on the terms determined by the Company in its sole and absolute discretion from time to time, and Employee will be entitled during the Term to reimbursement of his reasonable and customary business expenses (including first-class air travel) incurred on behalf of the Company or the Company's Affiliates and for which Employee makes an adequate

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accounting to the Company ("Additional Benefits"). The determination of the adequacy of the accounting of the foregoing expenses shall be within the reasonable discretion of the Company's independent certified accountants taking into consideration the substantive requirements of the Internal Revenue Code of 1986, as amended.

3.       TERMINATION.

         3.1 Termination by Company.

             3.1.1 Employee Material Breach. The Company shall have the right, at its election, to terminate the Term, by written notice to Employee to that effect, only for "good cause" defined for this purpose to mean (i) material and repeated instances of misconduct or habitual failure to perform the Services,
(ii) a single act so grievous as to constitute the equivalent of such repeated instances (including, without limitation, theft or misappropriation of the Company's assets), (iii) unauthorized disclosure of confidential information which is materially damaging to the Company, (iv) conviction of a felony involving a crime of moral turpitude, or (v) a material breach of any covenant, condition, agreement or term of this Agreement (each of (i) through (v) constituting an "Employee's Material Breach") and only if the Company shall have given written notice to Employee specifying the claimed cause or breach and, provided such breach is curable, Employee fails to correct the claimed breach or fails to alter the objectionable pattern of conduct specified in the applicable written notice as soon as practical thereafter but no later than thirty (30) days after receipt of the applicable notice or such longer time as may be reasonably required by the nature of the claimed breach. However, in no event shall a material breach of the provisions of Sections 1.7 or 3.1(ii),
(iii) or (iv) be subject to cure.

             3.1.2 Effect of Termination by Company. Should the Term be terminated by the Company by reason of Employee's Material Breach, Employee shall have no right to any further Fixed Annual Compensation or Annual Bonus from and after termination, or to any Special Benefits or Additional Benefits accruing for the fiscal year of termination or thereafter, and all Options, if any, not then vested shall terminate.

         3.2 Termination by Employee.

             3.2.1 Company's Material Breach. Employee shall have the right, at his election, to terminate the Term by written notice to the Company to that effect if the Company shall have failed to substantially comply with or perform a material condition or covenant of this Agreement ("Company's Material Breach"); provided that, if such breach is curable, termination for Company's Material Breach will not be effective until Employee shall have given written notice specifying the claimed breach and the Company fails to correct the claimed breach within thirty (30) days after the receipt of the applicable notice or such longer time as may be reasonably required by the nature of the claimed breach (but within ten business days, if the failure to perform is a failure to pay monies when due under the terms of this Agreement).

             3.2.2 Effect of Termination by Employee. Subject to the provisions of Section 3.4 below, should Employee terminate the Term due to Company's Material Breach, Company shall, for the then remainder of the Term, pay to Employee or provide Employee with:

                   (i)  Employee's Fixed Annual Compensation,

                   (ii) Annual Bonuses,

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                   (iii) Health Insurance Benefits,

                   (iv)  Life Insurance Benefits,

                   (v)   Disability Benefits, and

                   (vi)  Automobile Benefits.

In addition, all Options, if any, shall vest on the date of such termination. Employee shall also receive, through the date of termination, such Vacation Benefits accrued but unpaid through such date. All other benefits shall cease on the date of termination of employment.

         Should Employee terminate the Term other than for Company's Material Breach, such termination shall be treated as a termination by the Company for Employee's Material Breach.

         3.3 Employee's Death or Disability.

             3.3.1 Death. The Term shall immediately terminate upon Employee's death as certified in accordance with the provisions of California law ("Death").

             3.3.2 Disability. As used herein, the term "Disability" shall have such meaning as set forth in the Company's disability policy in effect as of the date hereof. If there is no Company disability policy in effect on the date of a potential Disability, the term "disability" shall mean Employee becoming unable to perform the Services as a result of his permanent or temporary, total or partial, physical or mental disability. In such event, absent a Material Breach by Employee, Company shall not have the right (notwithstanding any other provision of this Agreement to the contrary) to terminate the Term due to Disability prior to the expiration of the Disability Period. As used herein, the term "Disability Period" shall mean the period commencing on the first day of the calendar month following the month during which such Disability occurs and ending on the first to occur of the following: (i) the expiration of the Term; (ii) if the Disability is continuous throughout the five consecutive months following the month during which the Disability occurs, then the last day of such fifth consecutive calendar month; and (iii) if the Disability is intermittent and shall exist throughout each of any twelve calendar months following the month during which the Disability occurs, then the last day of such twelfth calendar month.

             3.3.3 Effect of Death or Disability.

                   (a) Fixed Annual Compensation, Special Benefits and Additional Benefits: Should the Term be terminated in accordance with the provisions of Sections 3.3.1 or 3.3.2 by reason of Employee's Death or Disability, Employee or his estate (as the case may be) shall have no right to any further Fixed Annual Compensation, any Annual Bonuses, any Special Benefits, any Additional Benefits or any other sums or benefits accruing to Employee hereunder after the date of termination; provided, however, that the Fixed Annual Compensation and installments of Annual Bonus otherwise payable during the Disability Period shall nevertheless be payable on the terms set forth herein to Employee as a disability benefit ("Disability Benefit") reduced on a dollar-for-dollar basis by any disability insurance proceeds actually received by Employee during the Disability Period with respect to such Disability. All disability insurance proceeds received by Employee after the Disability Period (or during the Disability Period but in excess of the Disability Benefit) shall be the sole property of Employee as governed by such insurance policy.

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                   (b) Options: All Options, if any, shall vest on the date of termination by reason of Employee's Death or Disability, and Employee's estate shall be entitled to exercise all such Options by reason of Employee's Death as provided in the option agreement relating to such options.

         3.4 Mitigation. Employee agrees to attempt to mitigate the damages he may incur in the event of termination due to Company's Material Breach provided, however, that he shall not be required to accept employment not consistent with his stature and position in the entertainment industry. Employee agrees that if Employee furnishes his services for other engagements or employment after termination hereunder, fifty percent of the total compensation actually earned by Employee together with any other benefits earned by Employee shall reduce (on a dollar-for-dollar basis) any amounts and benefits which the Company would otherwise be required to pay or provide to Employee. By way of example, if Employee earns $100,000 after termination hereunder due to the Company's Material Breach, the amounts and benefits which the Company would otherwise be required to pay or provide to Employee hereunder would be reduced by $50,000. Employee agrees that he shall give written notice to the Company (promptly after accepting employment or furnishing his services after termination of his employment with the Company) of any amount earned (or to be earned) by Employee and any benefits provided (or to be provided) to Employee pursuant to his new employment arrangement. Employee's inability to mitigate due to Disability shall not be a breach hereof.

4.       GENERAL.

         4.1 Applicable Law Controls. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law and wherever there is any conflict between the provisions of this Agreement and any material statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail; provided, however, that in any such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within applicable legal requirements, and provided further that if any obligation to pay the Fixed Annual Compensation, Annual Bonuses or any other amount due Employee hereunder is so curtailed, then such compensation or amount shall be paid as soon thereafter, either during or subsequent to the Term, as permissible.

         4.2 Waiver/Estoppel. Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy at law or in equity to which any party may be entitled, but only by an instrument in writing signed by the parties to be charged. No estoppel may be raised against any party except to the extent the other parties rely on an instrument in writing, signed by the party to be charged, specifically reciting that the other parties may rely thereon. Except as provided herein, the parties' rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under one provision hereof or rights or remedies at law or in equity shall not be deemed an election of remedies; and any waiver or forbearance of any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof or of the opportunity to exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time. Employee acknowledges that Employee's performances and services hereunder are of a special, unique, unusual, extraordinary and intellectual character which gives them particular value, the loss of which cannot be reasonably or adequately compensated in an action at law for damages and that a breach by Employee of the terms hereof (including, without limitation, Section 1.6 and Section 1.7) will cause the Company irreparable injury. Employee agrees that the Company is entitled to seek injunctive and other equitable relief to prevent a breach or threatened breach of this

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Agreement, which shall be in addition to any other rights or remedies to which the Company may be entitled.

         4.3 Attorneys' Fees and Costs. Subject to Section 4.11.4 hereof, in any action, suit or proceeding brought by any party hereto with respect to this Agreement, its subject matter or the actions, statements or conduct of any or each of the parties in the negotiation, execution or performance of this Agreement, the prevailing party shall be entitled to recover from the other parties all reasonable costs and expenses incurred in connection therewith, including but not limited to attorneys' fees, attorneys' costs and court costs.

         4.4 Notices. Any notice that the Company is required or may desire to give to Employee hereunder shall be in writing and may be served by delivering it to Employee, or by sending it to Employee by certified mail, return receipt requested (effective five days after mailing) or overnight delivery of the same by delivery service capable of providing verified receipt (effective the next business day), or facsimile (effective twenty-four hours after receipt is confirmed by person or machine), at the address set forth below, or such substitute address as Employee may from time to time designate by notice to the Company. Any notice that Employee is required or may desire to serve upon the Company hereunder shall be in writing and may be served by delivering it personally or by sending it certified mail, return receipt requested, or overnight delivery, or facsimile (with receipt confirmed by person or machine) to the address set forth below, or such other substitute address as the Company may from time to time designate by notice to Employee. Such notices by Employee shall be effective at the same times as specified in this Section 4.4 for notices by the Company.

             The Company:                   Overseas Filmgroup, Inc.
                                            8800 Sunset Boulevard
                                            Third Floor
                                            Los Angeles, California 90069
                                            Fax: (310) 855-0719

             Employee:                      William F. Lischak
                                            601 N. Sweetzer, Unit B
                                            Los Angeles, California 90048

             with a copy to:                Michael Agusta
                                            Agusta & Ross
                                            6215 Myrtle Avenue
                                            Glendale, New York 11385
                                            Fax: (718) 366-6184

         4.5 Governing Law. Subject to Section 4.11 hereof, this Agreement shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of California applicable to agreements fully executed and performed entirely in California.

         4.6 Captions. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         4.7 No Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto.

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         4.8  Assignability. Neither the Company nor Employee may assign this
Agreement or any portion of its rights or obligations hereunder. This Agreement shall be fully effective and binding upon the successors in interest, assigns and Affiliates of the Company.

         4.9 Modification/Entire Agreement. This Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement or in any other document executed by the parties concurrently herewith ("Parol Agreements"). This Agreement and all other documents executed by the parties concurrently herewith constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, Parol Agreements and prior written agreements with respect to the subject matter hereof. The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parol Agreements.

         4.10 Severability. If any term, provision or covenant in this Agreement is held to be invalid, void or unenforceable, (i) the remainder of the terms, provisions and covenants in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and
(ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, void or unenforceable that are not themselves invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

         4.11 Arbitration.

              4.11.1 Company and Employee each hereby irrevocably agree to submit any and all disputes between them arising under this Agreement to binding, non-appealable arbitration, to be conducted in accordance with this
Section 4.11. The parties further agree irrevocably to submit themselves, in any suit to confirm the judgment or finding of such arbitrator, to the jurisdiction of the Superior Court for the County of Los Angeles, State of California, and hereby waive and agree not to assert (by way of motion, as a defense or otherwise) (a) any and all objections to jurisdiction that they may have under the laws of the State of California or the United States and (b) any claim (i) that it or he is not subject personally to jurisdiction of such court, (ii) that such forum is inconvenient, (iii) that venue is improper, or
(iv) that this Agreement or its subject matter may not for any reason be arbitrated or enforced as provided in this Section 4.11.

              4.11.2 The aggrieved party shall, upon written notice to the other, submit any dispute or controversy respecting actual or alleged breach of, or interpretation of, or enforcement of, this Agreement to binding non-appealable arbitration before a retired judge of the Superior Court of the State of California in and for the County of Los Angeles, to be conducted by means of a reference pursuant to California Code of Civil Procedure Section 6381(1). Within ten (10) business days after receipt of the notice submitting a dispute or controversy to arbitration, the parties shall attempt in good faith to agree upon an arbitrator to whom the dispute will be referred and on a joint statement of contentions. Failing agreement thereto within ten (10) business days after receipt of such notice, each party shall name three (3) retired judges and thereafter either party may file a petition seeking the appointment of one of the persons named by the party as a referee by the presiding Judge of the Superior Court, which petition shall recite in a clear and meaningful manner the factual basis of the controversy between the parties and the issues to be submitted to the referee for decision. Each party hereby agrees that service of process in

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


such action will be deemed accomplished and completed when a copy of the documents is sent in accordance with the notice provisions in Section 4.4 hereof.

              4.11.3 The hearing before the referee shall be held within thirty
(30) days after the parties reach agreement as to the identity of the referee (or within thirty (30) days after the appointment of a referee by the court). Unless more extensive discovery is expressly permitted by the referee, each party shall have only the right to two document production requests, shall serve but two sets of interrogatories and shall only be entitled to depose those witnesses which the referee expressly permits, it being the parties' intention to minimize discovery procedures and to hold the hearing on an expedited basis. The referee shall establish the discovery schedule promptly following submission of the joint statement of contentions (or the filing of the answer to the petition) which schedule shall be strictly adhered to. To the extent the contentions of the parties relate to custom or practice in the film business, or the entertainment industry generally, or to accounting matters, the referee shall select an independent expert or accountant (as applicable) with substantial experience in the industry segment involved to provide recommendations to the referee. All decisions of the referee shall be in writing and shall not be subject to appeal. The referee shall make all rulings in accordance with California law and shall have authority equal to that of a Superior Court judge, to grant equitable relief in an action pending in Los Angeles Superior Court in which all parties have appeared.

              4.11.4 Except as otherwise provided in this Agreement, the fees and costs of the referee and of any experts retained shall be shared equally by the parties to such dispute. The referee shall award legal fees, disbursements and reimbursement of other expenses to the prevailing party for such amounts, if any, as determined by the referee to be appropriate. Judgment upon the referee's award may be entered as if after trial in accordance with California law.

         4.12 Contractual Nomenclature. All references herein to "Dollars" or "$" shall mean Dollars of the United States of America, its legal tender for all debts public and private. Wherever used herein and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural, and the plural shall include the singular.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             OVERSEAS FILMGROUP, INC.



                                          By:   /s/ Scot K. Vorse
                                             -----------------------------
                                             Name:  Scot K. Vorse
                                             Title: Vice President

                                                /s/ William F. Lischak
                                             -----------------------------
                                                    William F. Lischak


                                       11




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                                  EXHIBIT "A"

         The officers of the Corporation will submit the following actions to the Board for its consideration (unless contemplated by the Annual Business Plan of the Corporation):

         (a) Any material amendments to the Annual Business Plan and quarterly updates.

         (b) The disposition of any asset or assets of the Corporation or any subsidiary of the Corporation with an aggregate fair market value in excess of $2,000,000; provided that the Corporation may dispose of distribution and other rights to motion pictures or other related properties or assets in the ordinary course of business.

         (c) Any acquisition by the Corporation or any subsidiary of the Corporation of any business of another person, or any property, securities, rights or other assets in a transaction for a consideration in excess of $2,000,000; provided that the Corporation may acquire distribution and other rights to motion pictures or other related properties or assets in the ordinary course of business.

         (d) The creation, incurrence, assumption or guaranty by the Corporation or any subsidiary of the Corporation of any indebtedness obligation or liability in excess of $2,000,000, except for (i) film financing incurred by the Corporation or by special purpose subsidiaries of the Corporation, (ii) bank financing used for general corporate purposes of the Corporation or its subsidiaries, or (iii) as otherwise permitted by the Operating Guidelines of the Corporation (collectively, "Permitted Indebtedness").

         (e) The creation, incurrence, or assumption of any lien, mortgage, pledge, security interest, charge or encumbrance by the Corporation or any subsidiary of the Corporation with respect to any property, capital stock or asset of the Corporation or any subsidiary of the Corporation, which secures payment of indebtedness of the Corporation in excess of $2,000,000, except (i) liens or pledges securing Permitted Indebtedness, (ii) liens or pledges encumbering film collateral necessary to secure film financing, or (iii) as otherwise permitted by the Operating Guidelines of the Corporation.

         (f) Committing to finance in excess of $4,000,000 of the Uncovered Amount of the budgeted negative costs of any motion picture. For purposes hereof, the Uncovered Amount means the budgeted negative costs of any motion picture not to be financed by advances, guarantees, or bank or other third party financing commitments.

         (g) Committing to finance in excess of $3,000,000 of the distribution costs of any motion picture which are not being financed by other means.

         (h) The declaration or payment by the Corporation or any subsidiary of the Corporation (other than special purpose subsidiaries) of any dividend on any class of its common stock.

         (i) Any other investments, or series of investments, by the Corporation or any subsidiary of the Corporation in excess of $1,500,000 other than (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, (iii) commercial paper or other corporate obligations, (iv) repurchase agreements and reverse repurchase agreements, (v) money market funds organized under the laws of the United States of America or any state thereof and administered by securities dealers of recognized national standing, (vi) any investment in subsidiaries of the Corporation, and (vii) negotiable instruments endorsed for deposit or collection or similar instruments in the ordinary course of business.

         (j) Raising additional debt or equity capital including material increases to existing bank facilities.

         (k) Granting any bonus in excess of $50,000 per grant to any employee or agent of, or consultant to the Corporation not required by any employment, consulting or other agreement.

                                  EXHIBIT "B"

                              INDEMNITY AGREEMENT


         This AGREEMENT is made and entered into this ___ day of October, 1996, by and between OVERSEAS FILMGROUP, INC., a Delaware corporation (hereinafter called "Overseas"), and William F. Lischak (hereinafter called "Indemnitee") (sometimes collectively referred to herein as "the Parties hereto").

         WHEREAS, there is a general awareness that competent and experienced persons are becoming more reluctant to serve as directors and officers of a corporation unless they are protected by comprehensive insurance or indemnification, especially since stockholder class and derivative lawsuits against publicly held corporations, their directors and officers for line-of-duty decisions and actions have increased in number in recent years for damages in amounts which are greatly in excess of the amount of compensation received by the directors or officers from the corporations, and

         WHEREAS, the vagaries of "public policy" and the interpretations of ambiguous statutes, regulations and bylaws are too uncertain to provide corporate officers and directors with adequate, reliable knowledge of legal risks to which they may be exposed, with these indeterminables multiplied substantially for officers and directors of corporations such as Overseas with operations in many of the states in the United States and many foreign jurisdictions, and

         WHEREAS, damages sought by class action plaintiffs in some cases amount to tens of millions of dollars and, whether or not the case is meritorious, the cost of defending them is enormous with few individual directors and officers having the resources to sustain such legal costs, not to mention the risk of a judgment running into millions even in cases where the defendant was neither culpable nor profited personally to the detriment of the corporation, and

         WHEREAS, the issues in controversy in such litigation are usually related to the knowledge, motives and intent of the director or officer and such person may be the only witness with first-hand knowledge of the essential facts or of exculpating circumstances, who is qualified to testify in such person's defense regarding matters of such subjective nature, and the long period of time which normally and usually elapses before such suits can be disposed of can extend beyond the normal time for retirement for a director or officer with the result that such person, after retirement, or in the event of such person's death, such person's spouse, heirs, executors or administrators, as the case may be, may be faced with limited ability, undue hardship and an intolerable burden in launching and maintaining a proper and adequate defense of such director or officer or such person's estate against claims for damages, and

         WHEREAS, the Board of Directors, based upon their experience as business managers, have concluded that unless Overseas enters into indemnification agreements with its directors and officers, the continuation of present trends in litigation against corporate directors and officers will inevitably result in less effective direction and supervision of Overseas and its subsidiaries and affiliates, their business affairs and the operation of their facilities and the Board deems such consequences to be so detrimental to the best interests of Overseas' shareholders that it has concluded that its directors and officers should be provided with maximum protection against inordinate risks in order to insure that the most capable persons otherwise available will be attracted to such positions; therefore, said directors have further concluded that it is not only reasonable and prudent but necessary for Overseas to contractually obligate itself to indemnify in a reasonable and adequate manner its directors and officers and the directors and officers of its affiliates and to assume for itself maximum liability for expenses and damages in connection with claims lodged against them for their line-of-duty decisions and actions, and

         WHEREAS, Section 145 of the General Corporation Law of the State of Delaware, under which Overseas is organized, empowers corporations to indemnify persons serving as a director, officer, employee or agent of the corporation or a person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and further specifies that the indemnification set forth in said section "shall not be deemed exclusive to any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise", and said section further empowers a corporation to "purchase and maintain insurance" (on behalf of such persons) "against any liability asserted against him or incurred by him in any such capacity or arising out of status as such whether or not the corporation would have the power to indemnify him against such liability under the provisions of" (said laws), and

        WHEREAS, Overseas initiated an investigation to determine the type of insurance available, the nature and extent of the coverage provided and the cost thereof to Overseas to insure the directors and officers of Overseas and of its affiliates against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any action, suit or proceeding with which any such director or officer is threatened or made a party by reason of such status and/or such person's line-of-duty decisions or actions, and, upon receiving such information, the directors of Overseas have determined that the coverage available is inadequate for Overseas and its directors, officers and agents and that its shareholders' best interests would be served by Overseas contracting to indemnify such persons and to thereby effectively self-insure against such potential liabilities not covered by insurance, and

         WHEREAS, Overseas desires to have Indemnitee serve or continue to serve as a director and/or officer of Overseas and/or of any other corporation, partnership, joint venture, trust or other enterprise of which he has been or is serving at the request of, for the convenience of, or to represent the interests of Overseas (any such enterprise being hereinafter referred to as an "Affiliate of Overseas") free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of his being a director, officer, employee and/or agent of Overseas or of an Affiliate of Overseas or by reason of his decisions or actions on their behalf and Indemnitee desires to serve or to continue to serve (provided that he is furnished the indemnity provided for hereinafter), in one or more of such capacities, NOW, THEREFORE,

                              W I T N E S S E T H

         THAT for and in consideration of the premises and the covenants contained herein, Overseas and Indemnitee do hereby covenant and agree as follows:

         1.       DEFINITIONS.

         "Litigation Costs" means all reasonable costs, charges, expenses, including attorneys', accountants' and expert witnesses' fees, and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), obtaining or attempting to obtain a settlement, being a witness in, or participating in or preparing to defend, be a witness in, or participate in, any Proceeding and any appeal therefrom and the cost of appeal, attachment and similar bonds.

         "Losses" means the total amount which Indemnitee becomes legally obligated to pay in connection with any Proceeding including, without limitation, Litigation Costs, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Litigation Costs, judgments, fines and amounts paid in settlement) of or with respect to that Proceeding.

         "Proceeding" means any threatened, pending or completed action, suit or proceeding (including, without limitation, securities laws actions, suits, and proceedings), or any inquiry or investigation, formal or informal, (including discovery), whether conducted by Overseas or any other party, that Indemnitee in good faith believes might lead to the institution of any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

         2.       AGREEMENT TO SERVICE.

                  Indemnitee will serve and/or continue to serve, at the will of Overseas or its stockholders or under separate contract, if such exists, Overseas or an Affiliate of Overseas as a director, officer, employee and/or agent faithfully so long as he is duly elected and qualified in accordance with the provisions of the bylaws thereof or until such time as he tenders his resignation in writing or is removed in accordance with applicable law (subject to the terms of any separate contract, if such exists).

         3.       INDEMNIFICATION.  Overseas shall indemnify Indemnitee:

                  (a) If Indemnitee is a person who was or is a party, or witness in, or is threatened to be made a party to, or witness in, or otherwise becomes involved in, any Proceeding (other than an action by or in the right of Overseas or an Affiliate of Overseas) by reason of (or arising in part out of) the fact that he is or was a director, officer, employee or agent of Overseas or is or was serving at the request of Overseas as a director, officer, employee or agent of an Affiliate of Overseas, or by reason of anything done or not done by him in any such capacity, against Losses actually incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, or

                  (b) If Indemnitee is a person who was or is a party, or witness in, or is threatened to be made a party to, or witness in or otherwise becomes involved in, any Proceeding by or in the right of Overseas or an Affiliate of Overseas to procure a judgment in its favor by reason of (or arising in part out of) the fact that he is or was a director, officer, employee or agent of Overseas or is or was serving at the request of Overseas as a director, officer, employee or agent of an Affiliate of Overseas, or by reason of anything done or not done by his in any such capacity, against Litigation Costs actually incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Overseas and except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Overseas unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the relevant circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper, and

                  (c) The protections afforded Indemnitee by this Agreement shall continue after Indemnitee ceases as a director, officer, employee or agent of Overseas or an Affiliate of Overseas, and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee, except that no indemnification shall be due under the provisions of this subsection to the extent a court of competent jurisdiction shall have found in such Proceeding that Indemnitee defrauded or stole from Overseas or an Affiliate of Overseas or converted to his own personal use and benefit business or properties of Overseas or an Affiliate of Overseas or was guilty of gross negligence or willful misconduct of a culpable nature to Overseas or an Affiliate of Overseas, and

                  (d) To the extent Indemnitee has been successful on the merits or otherwise in defense of any Proceedings referred to in subsections
(a), (b) or (c) of this Section 3, or in the defense of any claim, issue or matter described therein, Indemnitee shall be indemnified against Litigation Costs actually incurred by him in connection with the investigation, defense or appeal of such action, suit or proceeding. If Indemnitee is not wholly successful in such Proceedings, but is successful on the merits or otherwise as to one or more, but less than all, claims, issues or matters in such Proceedings, Overseas shall indemnify Indemnitee against all Losses actually incurred by Indemnitee or on his behalf in connection with the successfully resolved claim, issue or matter.

                  For purposes of this Section 3 and without limitation, the termination of any Proceedings by judgment order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption (1) that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of

Overseas, or (2) with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his conduct was criminal.

         4.       OVERSEAS' ASSUMPTION OF DEFENSE.

                  To the extent that it may wish, Overseas jointly with any other indemnifying party similarly notified will be entitled to promptly assume the defense of any such Proceeding, with counsel satisfactory to Indemnitee. After notice from Overseas to Indemnitee of its election so to assume the defense thereof, Overseas will not be liable to the Indemnitee under this Agreement for any Litigation Costs subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ personal counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from Overseas of its assumption of the defense thereof shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by Overseas, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Overseas and/or any Affiliate of Overseas and Indemnitee in the conduct of the defense of such action, or (iii) Overseas shall not in fact have promptly employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Overseas. Overseas shall not be entitled to assume the defense of any Proceeding brought by or on behalf of Overseas or an Affiliate of Overseas or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

         5. ASSUMPTION OF LIABILITY BY OVERSEAS. Subject to the other terms and provisions hereof (including applicable limitations relating to actions by or in the right of Overseas or Affiliates of Overseas), if Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, Overseas shall indemnify Indemnitee's estate and his spouse, heirs, administrators and executors against, and Overseas shall, and does hereby agree, to assume any and all Losses incurred by or for Indemnitee or his estate in connection with the investigation, defense, settlement or appeal of any such Proceeding. Further, when requested in writing by the spouse of Indemnitee and/or the heirs, executors or administrators of Indemnitee's estate, Overseas shall provide appropriate evidence of Overseas' Agreement set out herein, to indemnify Indemnitee against and to itself assume such Losses.

         6. NOTICE OF PROCEEDING. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding but in no event later than twenty days after receipt by Indemnitee of such notice, Indemnitee will, if a claim in respect thereof is to be made against Overseas under this Agreement, notify Overseas of the commencement thereof; provided, however, that any failure by Indemnitee to so notify Overseas shall not relieve Overseas from its obligations hereunder unless Overseas shall have been materially prejudiced by the failure of Indemnitee to notify Overseas and then only to the extent of such material prejudice.

         7. REQUEST FOR INDEMNIFICATION. To obtain indemnification under this Agreement, Indemnitee shall submit to Overseas a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.

         8. DETERMINATION OF RIGHT TO INDEMNIFICATION. Anything contained elsewhere herein to the contrary notwithstanding, the determination as to whether or not Indemnitee has met the standard of conduct required to qualify and entitle him partially or fully, to indemnification under the provisions of any subparagraph of Paragraph 3 hereof may be made either (1) by the Board of Directors by a majority vote of directors who were not parties to such Proceeding even though less than a quorum, (2) or if there are no such directors or if such directors so direct, by independent legal counsel (selected and retained by Overseas in the manner hereinafter set forth) in a written opinion, or (3) by the stockholders of Overseas provided that the manner in which (and if applicable, the counsel by which) the right to indemnification is to be determined shall be approved in advance in writing by both the Board of Directors of Overseas and by Indemnitee. In the event that such parties are unable to agree on the manner in which the determination of the right to indemnity is to be made, such determination may be made by independent legal counsel selected and retained by Overseas especially for such purpose, provided that such counsel be approved in advance in writing by both the Board of Directors and Indemnitee and provided further, that such counsel shall not be outside counsel regularly employed by Overseas. In the event that the Parties hereto are unable to agree on the selection of such outside counsel, such outside counsel shall be selected by lot by the outside counsel regularly employed by Overseas from among the Los Angeles, California law firms having more than twenty (20) attorneys and having a rating of "av" or better in the then current Martindale-Hubbell Law Directory. Such selection by lot shall be made in the presence of Indemnitee (and his legal counsel or either of them, as Indemnitee may elect). The outside counsel regularly employed by Overseas and Indemnitee (and his legal counsel or either of them as Indemnitee may elect) shall contact, in the order of their selection by lot, such law firms, requesting each such firm to accept engagement to make the determination required hereunder until one of such firms accepts such engagement. The fees and expenses of counsel in connection with making said determination contemplated hereunder shall be paid by Overseas, and, if requested by such counsel, Overseas shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel. Nothing contained in this Agreement shall require any determination under this Section 8 to be made by the Board of Directors, independent legal counsel or the stockholders prior to the disposition or conclusion of the Proceeding against the Indemnitee; provided, however, that Advancements shall continue to be made by Overseas pursuant to and to the extent required by Section 10 hereunder. Notwithstanding the foregoing, Indemnitee may, either before or within two (2) years after a determination has been made as provided above, petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction to determine whether Indemnitee is entitled to indemnification under the provisions hereof under which he claims the right to indemnification, and such court shall thereupon have the exclusive authority to make such determination, unless and until such court dismisses or otherwise terminates such action without having made such determination. The determination of the court, as petitioned, as to whether Indemnitee is entitled to indemnification hereunder, shall be independent and irrespective of any prior determination made by the Board of Directors, the stockholders or counsel. If the Court shall determine that Indemnitee is entitled to indemnification hereunder as to any claim, issue or matter involved in any Proceeding with respect to which there has been no prior determination pursuant hereto or with respect to which there has been a prior determination pursuant hereto that Indemnitee was not entitled to indemnification hereunder, Overseas shall pay all expenses (including attorneys' fees) actually incurred by Indemnitee in connection with such judicial determination. If the person (including the Board of Directors, independent legal counsel in a written opinion, the stockholders, or a court) making the determination hereunder shall determine that Indemnitee is entitled to indemnification as to some claims, issues or matters involved in the Proceeding but not as to others, such person shall reasonably prorate the Losses with respect to which indemnification is sought by Indemnitee among such claims, issues or matters. If, and to the extent it is finally determined by the Court that Indemnitee is not entitled to indemnification, then Indemnitee agrees to reimburse (the "Indemnitee Reimbursement Obligation"), without interest, Overseas (which agreement shall be an unsecured obligation of Indemnitee) for all expenses advanced or prepaid pursuant to Section 10 hereof, or the proper proportion thereof, other than the expenses of obtaining the judicial determination referred to above. Anything contained elsewhere herein to the contrary notwithstanding, Overseas shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding or claim effected without its written consent. Overseas shall not settle any Proceeding or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither Overseas nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

         9. LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of Overseas or any Affiliate of Overseas against Indemnitee, his spouse, heirs, executors or administrators after the expiration of two (2) years from the date Indemnitee ceases (for any reason) to serve in any one or more of the capacities covered by this Agreement, and any claim or cause of action of Overseas or any Affiliate of Overseas shall be extinguished and deemed released unless asserted by filing of a legal action within such two (2) year period; provided, however, that nothing in this Section 9 shall be deemed to limit or prevent any legal action (or to release any claim) based on fraud or criminal misconduct of Indemnitee which is not discovered by Overseas or the applicable Affiliate of Overseas until after the expiration of such two (2) year period.

         10. ADVANCEMENT OF LITIGATION COSTS. If so requested in writing by Indemnitee, Overseas shall pay any and all Litigation Costs incurred by Indemnitee (or, if applicable, reimburse Indemnitee for any and all Litigation Costs incurred by Indemnitee and previously paid by Indemnitee) and/or shall, subject to the other terms and provisions hereof (including applicable limitations relating to actions by or in the right of Overseas or Affiliates of Overseas), pay any judgments, fines or amounts paid in settlement (or, if applicable, reimburse Indemnitee for any such sums previously paid by Indemnitee) in each case promptly, but in any event within 10 days, after such request (an "Advancement"). Overseas shall be obligated to make or pay an Advancement in advance of the final disposition or conclusion of any Proceeding. Any request for an Advancement under this Agreement shall reasonably evidence the Litigation Costs incurred by Indemnitee. In connection with any request for an Advancement, if requested by Overseas, Indemnitee or Indemnitee's counsel shall submit an affidavit stating that the Litigation Costs incurred were reasonable, and Indemnitee shall submit at such time a signed undertaking reflecting the terms of the Indemnitee Reimbursement Obligation set forth in Section 8 hereof (i.e., that Indemnitee shall repay such Advancement, without interest, if, and to the extent it is finally determined by the Court that Indemnitee is not entitled to indemnification). Any dispute

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


as to the reasonableness of any Litigation Costs shall not delay an Advancement by Overseas, and Overseas agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Proceeding against the Indemnitee. If Indemnitee has petitioned the Court of Chancery of the State of Delaware or any other court of competent jurisdiction pursuant to Section 8 hereof to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Board of Directors, independent legal counsel or the stockholders that Indemnitee would not be permitted to be indemnified under the applicable law shall not be binding and Indemnitee shall not be required to reimburse Overseas for any Advancements, and Overseas shall be obligated to continue to make Advancements, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed).

         11. OTHER RIGHTS AND REMEDIES. The indemnification and advance payment of expenses as provided by any provision of this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any provision of law, the Certificate of Incorporation, any Bylaw, this or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while occupying any of the positions or having any of the relationships referred to in Section 3 of this Agreement, and shall continue after Indemnitee has ceased to occupy such position, or have such relationship and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

         12. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         13. PRIOR AGREEMENTS. This Agreement shall be of no force and effect with regard to the cost of settlement borne or paid by Indemnitee under the provisions of any agreement executed by Overseas and/or Indemnitee prior to the date hereof.

         14. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

         15. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

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


         16. USE OF CERTAIN TERMS. As used in this Agreement, the words "herein", "hereto" and "hereunder", and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision. When the context so requires in this Agreement, the masculine gender includes the feminine and/or neuter.

         17. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Any repeal or modification of the relevant provisions of the Delaware General Corporation Law in effect as of the date of execution of this Indemnity Agreement shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in part or in whole on such state of facts.

         18. NOTICE TO OVERSEAS BY INDEMNITEE. Indemnitee agrees to promptly notify Overseas in writing upon being served with any citation, complaint, indictment or other document covered hereunder, either civil or criminal.

         19. NOTICES. All notices, requests, demands and other communication hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid on the third business day after the date on which it is so mailed.

                  (a) If to Indemnitee, at the address indicated on the signature page hereof;

                  (b)   If to Overseas to:

                        8800 Sunset Boulevard, Suite 302
                        Los Angeles, California 90069
                        Attention:  Corporate Secretary

or to such other address as may have been furnished to Indemnitee by Overseas.

         20. GOVERNING LAW. The Parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. Nothing in this Agreement is intended to eliminate the requirement that Indemnitee satisfy the applicable standards of conduct for indemnification required by Delaware law.

         21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Overseas and its successors and assigns and shall inure to the benefit of Indemnitee and his spouse, heirs, executors and administrators.

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


         ENTERED into on the day and year first above written.

ATTEST:                              OVERSEAS FILMGROUP, INC.



BY:                               BY:
   ----------------------------      -------------------------------
                                     Name:
                                     Title:


                                     Indemnitee



                                     -------------------------------
                                     Name:    William F. Lischak
                                     Address: 601 N. Sweetzer, Unit B
                                              Los Angeles, California 90048


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